AMRION, INC.
                                  ------------
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  --------------------------------------------


         Purpose;  Restrictions  on Amount  Available  Under the Plan.
         -------------------------------------------------------------
This 1994 Formula Stock Option Plan (the "Plan") is intended to encourage stock ownership by directors of AMRION, INC. (the "Corporation") who are not employees of the Corporation and, therefore, are precluded from participation in the Corporation's Non-Qualified Stock Option Plan (the "Non-Qualified Plan") and thereby to induce qualified persons to be willing to serve in such capacity. It is intended that options granted under this Plan shall constitute "non-qualified stock options" ("Options").

     1. Definitions.
        -----------
As used in this Plan, the following words and phrases shall have the meanings indicated:

     (a) "Board" means the Board of Directors of the Corporation.

     (b) "Code" means Internal Revenue Code of 1986, as amended from time to time.

     (c) "Committee" means the Compensation Committee appointed by the Board, if one has been appointed. If no Committee has been appointed, the term "Committee" shall mean the Board.

     (d) "Common Stock" mean the Corporation's $.0011 par value common stock.

     (e) "Disability" means a Recipient's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or such other meaning ascribed in Section 22(e)(3) of the Code or any successor provision. If the Recipient has a disability insurance policy, the term "Disability" shall be as defined therein; provided that said definition is not inconsistent with the meaning ascribed in Section 22(e)(3) of the Code or any successor provision.

     (f) "Exchange Act" means Securities Exchange Act of 1934, as amended from time to time.

     (g) "Fair Market Value" per share as of a particular date means the average of the last sale price of the Corporation's Common Stock for the ten days preceding the date of grant as reported on a national securities exchange or on the NASDAQ National Market System or, if the quotation for the last sale reported is not available for the Corporation's Common Stock, the average of the closing bid and asked prices of the Corporation's Common Stock for the ten days preceding the date of grant as reported by NASDAQ or on the electronic bulletin board or, if none, the National Quotation Bureau, Inc.'s "Pink Sheets" or, if such quotations are unavailable, the value determined by the Committee Board in accordance with its discretion in making a bona fide, good faith determination of fair market value. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, never will lapse.

     (h) "Option" means a Non-statutory Stock Option.

     (i) "Option Price" means the purchase price of the shares of Common Stock covered by an Option determined in accordance with Section 6(b) hereunder.

     (j) "Parent" means any corporation which is a "parent corporation" as defined in Section 424(e) of the Code, with respect to the Corporation.

     (k) "Plan" means this 1994 Stock Option Plan.

     (l) "Recipient" means any person granted an Option hereunder.

     (m) "Securities Act" means the Securities Act of 1933, as amended from time to time.

     (n) "Subsidiary" means any corporation which is a "subsidiary corporation" as defined in Section 424(f) of the Code, with respect to the Corporation.

     2. Administration.
        ---------------

     (a) The Plan shall be administered by the Committee, but this Plan is intended to be a "formula plan" as that term is defined in Rule 16b-3 under the


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

Securities Exchange Act of 1934, as amended (the "1934 Act"). It is intended, therefore, that Options granted hereunder qualify as exempt purchases under Rule 16b-3 of the 1934 Act.

     (b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including (without limitation) the authority to: determine who qualifies for the receipt of Options; to determine the purchase price of the shares of Common Stock covered by each Option pursuant to the formula (the "Option Price"); to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan provided such actions are consistent with this Plan; to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

     (c) Because this Plan is intended to be a formula plan, Options granted under the Plan need not be evidenced by duly adopted resolutions of the Committee.

     (d) The Committee shall endeavor to administer the Plan and grant Options hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the Exchange Act ("Section 16 Persons"), however compliance with Section 16 is a personal responsibility of each Section 16 person and is not the responsibility of the Corporation or the Committee, or any person thereof. None of the Committee, the Board or the Corporation shall assume any legal responsibility for a Recipient's compliance with his obligations under
Section 16 of the Exchange Act. Any Option granted hereunder which would subject or subjects the Recipient to liability under Section 16(b) of the Exchange Act is void ab initio as if it had never been granted.

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     (e) No member of the  Committee  shall be liable  for any  action  taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     3. Eligibility.
        ------------
Only directors of the Corporation who are not employees of the Corporation are eligible to receive Options granted pursuant hereto. A Recipient shall be eligible to receive more than one grant of an Option during the term of the Plan, on the terms and subject to the restrictions herein set forth.

     4. Stock Reserved.
        ---------------

     (a) The stock subject to Options hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options may be granted from time to time under the Plan shall not exceed 70,000. The limitation established by the preceding sentences shall be subject to adjustment as provided in Section 6(g) hereof.

     (b) If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full the shares of Common Stock allocable to the unexercised portion of such Option shall become available for subsequent grants of Options under the Plan, unless the Plan shall have been terminated.

     5. Terms and  Conditions of Options.
        ---------------------------------
Each Option granted pursuant to the Plan shall be evidenced by a written Option agreement between the Corporation and the Recipient, which agreement substantially shall be in the form of Exhibit "A" attached hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

     (a) Grant.
         ------
On December 31, 1994, and on December 31st of each succeeding year during the term of this Plan, each director of the Corporation who is not an employee of the Corporation shall be automatically granted an Option to acquire the number of shares of Common Stock at the Option Price described in paragraph 6 (b) and corresponding to the table below:
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

Grant Option Schedule:

Year                       1994     1995      1996   1997     1998

Number of Options          3,000    3,000    3,000   3,000    3,000

The Options will be exercisable for five years from the date of the grant, and subject to the other terms and conditions hereof.

     (b) Option Price.
         -------------
Options granted under this Plan will have an Option Price equal to the average of the Fair Market Value of the Common Stock for the ten trading days immediately preceding the date of grant. The Option Price shall be subject to adjustment as provided in Section 6(g) hereof.

     (c) Method of Exercise and Medium and Time of Payment.
         --------------------------------------------------

          (1) An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable.

          (2) Each exercise of an Option granted hereunder, whether in whole or in part, shall be by written notice to the secretary of the Corporation designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by any applicable securities laws.

          (3) The Option Price shall be paid in cash or shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and shares and, subject to approval of the Committee, may be effected in whole or in part with monies received from the Corporation at the time of exercise as a compensatory cash payment.

          (4) Applicable withholding taxes shall be paid in the manner specified by Section 9 hereof.

     (d) Termination.
         ------------
Except as provided herein, an Option may not be exercised unless the Recipient then is an employee, officer or director of the Corporation or a Subsidiary of or Parent to the Corporation, and unless the Recipient has remained continuously as an employee, officer or director of the Corporation since the date of grant of the Option.

          (1) If the Recipient ceases to be an employee, officer or director of the Corporation or a Subsidiary or Parent to the Corporation (other than by

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     reason of death,  Disability  or  retirement),  other than for  cause,  all
     Options theretofore granted to such Recipient but not theretofore exercised shall terminate three months after the date the Recipient ceased to be an employee, officer or director of the Corporation.

          (2) Nothing in the Plan or in any Option granted hereunder shall confer upon an individual any right to continue in the employ of or other relationship with the Corporation or interfere in any way with the right of the Corporation to terminate such employment or other relationship between the individual and the Corporation.

     (e) Death,  Disability or Retirement of Recipient.
         ----------------------------------------------
If a Recipient shall die while an employee, officer or director of the Corporation, or if the Recipient's employment, officer or director status, shall terminate by reason of Disability or retirement, all Options theretofore granted to such Recipient, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised by the Recipient or by the Recipient's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death, Disability or retirement of the Recipient.

     (f)  Transferability  Restriction.
          -----------------------------
          (1) Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised, during the lifetime of the Recipient, only by the Recipient and thereafter only by his legal representative.

          (2) Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon an Option shall be null and void and without force or effect and shall result in a termination of the Option.

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

          (3)(A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the Securities Act or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) Furthermore, the Corporation will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

     (g) Effect of Certain Changes.
         --------------------------

          (1) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, or through a recapitalization resulting in stock splits, or combinations or exchanges of such shares, the number of shares of Common Stock available for Options and the number of such shares covered by outstanding Options, and the exercise price per share of the outstanding Options, shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          (2) In the event of the proposed dissolution or liquidation of the Corporation, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Corporation with another corporation, the Committee may provide that the holder of each Option then exercisable shall have the right to exercise

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

     such Option (at its then current Option Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock for which such Option might have been exercised immediately prior to such dissolution, liquidation, or corporate separation or division, or merger or consolidation; or in the alternative the Committee may provide that each Option granted under the Plan shall terminate as of a date fixed by the Committee; provided, however, that not less than 30 days' written notice of the date so fixed shall be given to each Recipient, who shall have the right, during the period of 30 days preceding such termination, to exercise the Option as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Option would not otherwise be exercisable.

          (3) Paragraph (2) of this Section 6(g) shall not apply to a merger or consolidation in which the Corporation is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Corporation in which the Corporation is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Corporation), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such Option might have been exercised.


          (4) If there is a change in the Common Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

          (5) To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

          (6) Notwithstanding any other provision of this Section 6, no adjustment required by this Section 6 shall be made if the effect of such adjustment is less than ten percent of the current Option Price or number shares subject to Options granted under this Plan. Such adjustment shall only be made when the cumulative effect of all such adjustments shall be equal to or greater than ten percent of the current Option Price or number of shares subject to Options granted under this Plan.

          (7) Except as expressly provided in this Section 6(g), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

          (h) Rights as Shareholder - Non-Distributive Intent.
              ------------------------------------------------

               (1) Neither a person to whom an Option is granted, nor such person's legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued to the person exercising such Option.

               (2) Upon exercise of an Option at a time when there is no registration statement in effect under the Securities Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to

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

          the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Corporation with sufficient information to establish an exemption from the registration requirements of the Securities Act. A form of subscription agreement is attached hereto as Exhibit B.

               (3) No shares  shall be  issued  upon the  exercise  of an Option unless and until there shall have been compliance with any then applicable requirements of the Securities and Exchange Commission, or any other regulatory agencies having jurisdiction over the Corporation.

               (4) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(g) hereof.

     (i) Other Provisions.
         -----------------
Option agreements evidencing Options granted under the Plan shall contain such other provisions, including, without limitation, the imposition of restrictions upon the exercise of an Option.

     6. Agreement by Recipient Regarding Taxes.
        ---------------------------------------

     (a) Each Recipient agrees that upon exercise of an Option granted under this Plan, in addition to the payment of the Exercise Price as provided in
Section 6(c) hereof, the Recipient shall pay in cash to the Corporation, an amount sufficient to allow the Corporation to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Option from any payment of any kind otherwise due to the Recipient.

     (b) Each Option Recipient must acknowledge the possible availability of an election under Section 83(b) of the Code, or any successor provision.

     7. Term of Plan.
        -------------
Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

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

     8. Amendment and Termination of the Plan.
        --------------------------------------

     (a) (i) The Committee at any time and from time to time may terminate, modify or amend the Plan;

          (ii) provided, however, that any amendment that would: (A) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (B) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act not included within the terms of the Plan prior to the amendment; (C) materially increase the benefits accruing under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (D) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation's securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in Section 10 hereof;

          (iii) provided further that any such increase or modification that may result from adjustments authorized by Section 6(g) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require approval of shareholders.

     (b) Except as provided in Section 6 hereof, no termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained.

     9. Approval of  Shareholders.
        --------------------------
The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of shareholders in conformance with the vote required by the Corporation's charter documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation's Common Stock is listed and traded, each to the extent applicable. No Option granted prior to the approval of this Plan by the shareholders of the Corporation shall be effective until after such approval has been obtained.

     10.  Assumption.
          -----------
Subject to Section 6, the terms and conditions of any outstanding Options granted pursuant to this Plan shall be assumed by, be binding upon and shall inure to the benefit of any successor corporation to the Corporation and

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

continue to be governed by, to the extent applicable, the terms and conditions of this Plan. Such successor corporation may but shall not be obligated to assume this Plan.

     11. Termination of Right of Action.
         -------------------------------
Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation, or by any shareholder of the Corporation against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation, irrespective of the place where an action may be brought and of the place of residence of any such shareholder, director or employee, will cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen or such shorter period as may be provided by law.

     12. Adoption and Effective Date.
         ----------------------------

     (a) This Plan was approved by the Board of Directors of the Corporation on December 30, 1994. This Plan is effective as of such date subject to approval by the Company's shareholders.

     (b) This Plan was approved by the shareholders of the Corporation at a meeting on ___________ ___, 1995.


                                               AMRION, INC.


                                               By_______________________________
                                                 Mark S. Crossen, President


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